Exhibit 99.1

BIOLASE, Inc. Announces Pricing of $14.4 Million Bought Deal Offering

NEWS PROVIDED BY

BIOLASE, Inc. g

Feb 05, 2021, 21:42 ET

IRVINE, Calif., Feb. 5, 2021 /PRNewswire/ — BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced that it has entered into an underwriting agreement with Maxim Group LLC under which the underwriters have agreed to purchase, on a firm commitment basis, 14,000,000 shares of common stock of the Company, at a price to the public of $1.03 per share less underwriting discounts and commissions.. The gross proceeds from the offering are expected to be approximately $14.4 million, before deducting underwriting discounts and commissions and estimated offering expenses

Maxim Group LLC, The Benchmark Company, LLC & Colliers Securities LLC are acting as joint-bookrunning managers for the offering.

The closing of the offering is expected to occur on or about February 10, 2021, subject to satisfaction of customary closing conditions.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-233172) previously filed and declared effective by the Securities and Exchange Commission (SEC). A prospectus supplement will be filed with the SEC and will form a part of the effective registration statement. Copies of the prospectus supplement and accompanying prospectus relating to the public offering may be obtained, when available, by contacting Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, or by telephone at (212) 895-3745.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About BIOLASE, Inc.

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 271 patented and 40 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 41,200 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Note on Forward-looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding anticipated fourth-quarter results. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the “Risk Factors” section of BIOLASE’s annual reports filed on Form 10-K with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

SOURCE BIOLASE, Inc.

Related Links

http://www.biolase.com